Exhibit 10.7

ARCH CHEMICALS, INC.

EMPLOYEE DEFERRAL PLAN

As Amended and Restated January 30, 2003

Amended by Amendment dated as of November 3, 2005*

And Amended through April 25, 2008

1.	PURPOSE

The purpose of this Arch Chemicals, Inc. Employee Deferral Plan (the “Plan”) is to provide eligible employees of Arch Chemicals, Inc. and its subsidiaries and affiliates with an opportunity to defer compensation earned or to be earned by them as a means of saving for retirement or other future purposes.

2.	DEFINITIONS

The following definitions shall be applicable throughout the Plan:

“Accounting Date” means with respect to the Arch Stock Account, each December 31, March 31, June 30 and September 30 and with respect to all other Investment Accounts, such date determined by Corporate Human Resources but not less than quarterly.

“Administrator” means the Vice President, Human Resources or his or her delegate.

“Arch Stock Account” means the account or subaccount, as the case may be, of a Participant’s Compensation Account to which Arch Stock Units are credited.

“Arch Stock Unit(s)” means the share equivalents (including fractions) credited to the Arch Stock Account of a Participant’s Compensation Account pursuant to Section 6, with one Arch Stock Unit equal to one share of Arch Common Stock.

“Beneficiary” means the person(s) designated by the Participant in accordance with Section 10.

“Board” means the Board of Directors of the Company.

“Cash Account” means the account or subaccount, as the case may be, of a Participant’s Compensation Account to which compensation has been or is to be credited in the form of cash and which is to earn interest at the Rate of Interest as provided herein.

*	This Amendment is not incorporated herein.

“Change in Control” means that any of the following events shall have occurred:

(i) the Company ceases to be, directly or indirectly, owned by at least 1,000 shareholders;

(ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a “person” within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan’s related trust), become(s) the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act) of 20% or more of the then outstanding voting stock of the Company;

(iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company’s Board (together with any new director whose election by the Company’s Board or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

(iv) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); or

(v) the shareholders of the Company approve a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee (or its successor) of the Board.

“Common Stock” means the Company’s common stock, $1.00 par value per share.

“Company” means Arch Chemicals, Inc., a Virginia corporation, its divisions and subsidiaries, and any successor thereto.

“Compensation” means any employee compensation which represents salary, severance pay, bonus, or any other incentive plan payout, in the form of cash or stock,

including but not limited to payouts or payment distributions from the Arch Chemicals, Inc. 1999 Long Term Incentive Plan but excluding stock resulting from employee stock option exercises and excluding other incentive payouts which the Administrator prospectively determines to be not eligible to be deferred under this Plan.

“Compensation Account” means the account and any of its subaccounts established under the Plan to which the Participant’s Deferred Compensation is credited and which has a specific distribution schedule that was specified by a Participant as provided in this Plan and was permitted by Corporate Human Resources.

“Corporate Human Resources” means the Corporate Human Resources Department of the Company.

“Credit Date” means with respect to Deferred Compensation, such date as designated by Corporate Human Resources that Deferred Compensation shall be credited to the Compensation Account.

“Deferred Compensation” means the Compensation elected by the Participant to be deferred pursuant to the Plan.

“Distribution” means the distribution of all outstanding shares of Common Stock to the shareholders of Olin.

“Distribution Date” means the dividend payment date fixed by the Board of Directors of Olin for the Distribution.

“Election” means a Participant’s delivery of a written notice of election to Corporate Human Resources electing to defer payment of all or a portion of his or her Compensation.

“Employee” means a full-time salaried employee (which term shall be deemed to include officers) on the active payroll of the Company and its affiliates who has at least 1182 Hay Points and who has been selected by the Administrator, and if required, approved by the Committee, to participate in this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a date, on a per share or unit basis, (i) with respect to Common Stock or Olin Common Stock or phantom shares of Common Stock or Olin Common Stock, the average of the high and the low price of a share of Common Stock or Olin Common Stock, as the case may be, as reported on the consolidated tape of the New York Stock Exchange (or such other primary exchange on which such stock is traded) (“Exchange”) on such date or if the Exchange is closed on such date, the next succeeding date on which it is open and (ii) with respect to other investment vehicles, the closing or unit price or net asset value of such vehicle, as the case may be, on such date.

“Fiscal Year” means that annual period commencing January 1 and ending the following December 31.

“Hardship” means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Code Section 152(a)), a Participant’s loss of property due to casualty, or other similar, extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant, which is not relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe hardship, or (iii) by cessation of deferrals under this Plan.

“Investment Account” means the account or subaccount, as the case may be, of a Participant’s Compensation Account that is invested in a particular investment vehicle offered under this Plan.

“Olin” means Olin Corporation, a Virginia corporation and any successor thereto.

“Olin Common Stock” means shares of common stock of Olin, par value $1.00 per share.

“Olin Employee” means an employee of Olin.

“Olin Employee Deferral Plan” means the Olin Corporation Employee Deferral Plan.

“Olin Stock Account” means the account or subaccount, as the case may be, of a Participant’s Compensation Account to which Olin Stock Units are credited upon transfer from the Olin Employee Deferral Plan and from time to time.

“Olin Stock Unit(s)” means the share equivalents credited to the Olin Stock Account of a Participant’s Compensation Account pursuant to Section 6, with one Olin Stock Unit equal to one share of Olin Common Stock.

“Participant” means an Employee selected by the Administrator and if required, approved by the Committee, to participate in the Plan and who has elected to defer payment of all or a portion of his or her Compensation under the Plan. “Participant” shall also include any person who had an account under the Olin Employee Deferral Plan which has been transferred to this Plan.

“Plan” means this Arch Chemicals, Inc. Employee Deferral Plan.

“Rate of Interest” means the rate of interest for the quarterly period ending with the Accounting Date equal to (i) the Company’s before-tax cost of borrowing as determined from time to time by the Chief Financial Officer, Controller or Treasurer (or in the event there is no such borrowing, the Federal Reserve A1/P1 Composite rate for 90-day commercial paper plus 10 basis points as determined by such officer) or (ii) such other rate as the Board or the Committee may select prospectively from time to time.

“Section 16(b) Employee” means an Employee or former Employee who is subject to Section 16(b) of the Exchange Act.

“Stock Account” means an account or subaccount, as the case may be, of a Participant’s Compensation Account to which shares of Common Stock or Olin Common Stock have been or are to be credited in the form of Arch Stock Units and Olin Stock Units, which shall include the Arch Stock Account and the Olin Stock Account.

“Stock-based Compensation” means Compensation that is being paid out in the form of shares of Common Stock (excluding stock options), such as retention stock units, performance shares and restricted stock units.

“Termination” means retirement from the Company or termination of services as an Employee for any other reason.

3.	SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

(a) Shares Authorized for Issuance. There shall be reserved for issuance under the Plan 25,000 shares of Common Stock, subject to adjustment pursuant to subsection (b) below.

(b) Adjustments in Certain Events. In the event of any change in the outstanding Common Stock of the Company or Olin Common Stock by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares or Arch Stock Units or Olin Stock Units, as the case may be that may be issued or credited under the Plan shall be adjusted by the Committee so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

4.	ELIGIBILITY

The Administrator shall have the authority to select among any Employees those Employees who shall be eligible to participate in the Plan. Deferrals to a Stock Account by Section 16(b) Employees must be approved by the Committee in advance of the deferral.

5.	ADMINISTRATION

Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee (and its delegate). This power and authority includes, but is not limited to, selecting compensation eligible for deferral, establishing deferral terms and conditions and adopting modifications, amendments and procedures as may be deemed necessary, appropriate or convenient by the Committee or its delegate, as the case may be, subject to Section 15. Decisions of the Committee (and its delegate) and the Administrator shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of Corporate Human Resources or its delegate. Notwithstanding the foregoing, to the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, all actions relating to persons subject to Section 16 of the Exchange Act may be taken by the Board or the Committee (or any other committee or subcommittee of the Board composed of two or more members, each of whom is a “non-employee director” within the meaning of Exchange Act Rule 16b-3) and, to the extent required for compensation realized under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, all actions relating to such compensation (and awards thereof) may be taken by the Committee (or any other committee or subcommittee of the Board composed of two or more members, each of whom is an “outside director” within the meaning of Code Section 162(m)).

6.	PARTICIPANT ACCOUNTS

(a) Compensation Accounts. Upon election to participate in the Plan, there shall be established a Compensation Account for the Participant to which there shall be credited any Deferred Compensation as of the Credit Date for such deferral. Corporate Human Resources may limit the number of Compensation Accounts a Participant may establish. For each type of Compensation Account, the Plan shall provide for a Cash Account, an Arch Stock Account and such other Investment Accounts as may be established from time to time hereunder. Stock-based Compensation may only be deferred to an Arch Stock Account and such deferral shall remain in such Account for at least six months; provided this six-month requirement shall not apply to dividend equivalents accruing thereon and in the event of death, retirement or termination of employment. The Committee and the Administrator each may establish from time to time other types of Investment Accounts reflecting different investment options. Each Participant’s Investment Account shall be credited (or debited) on each Accounting Date with income (or loss) based on a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Plan, the

Committee or Corporate Human Resources. Gains, losses and other elements of determining value shall be determined substantially on the basis of a hypothetical investment in the various investment options, as determined and applied in the manner deemed appropriate by the Committee or Corporate Human Resources.

(b) Arch Stock Account. If a Participant elects to invest all or any portion of his or her Deferred Compensation in an Arch Stock Account, that portion of the Participant’s Compensation Account shall be credited on the Credit Date with Arch Stock Units equal to the number of shares of Common Stock (including fractions of a share determined to three decimal places) that could have been purchased with the amount of such Deferred Compensation at the Fair Market Value on the Credit Date; provided that in the case of Stock-based Compensation, the Arch Stock Account shall be credited with the number of Arch Stock Units equal to the number of shares being paid out as the Stock-based Compensation.

(c) Dividends and Interest. Each time a cash dividend is paid on Common Stock or Olin Common Stock, a Participant who has shares of such stock credited to his or her Stock Account shall receive a credit in applicable Stock Units for such dividends on the dividend payment date to his or her applicable Stock Account. The number of additional Arch Stock Units or Olin Stock Units (rounded to the nearest one-thousandth of a share) credited to the applicable Stock Account will be determined by dividing (i) the product of (a) the dollar value of the cash dividend declared in respect of a share of Common Stock or Olin Common Stock, as applicable, multiplied by (b) the number of Stock Units credited to the Participant’s applicable Stock Account as of the dividend record date by (ii) the Fair Market Value of a share of Common Stock or Olin Common Stock, as applicable, on the dividend payment date.

The Cash Account of a Participant shall be credited on each Accounting Date with interest for the quarter ending on such date, payable at the Rate of Interest on such date.

Other Investment Accounts shall be credited with income (or loss) as appropriate based on the hypothetical investment vehicle as the Committee or Corporate Human Resources determines from time to time.

After January 30, 2003, deferrals of salary may not be made directly to the Stock Accounts.

(d) Adjustment for Distribution. As of the Distribution Date, the cash account and stock account held under the Olin Employee Deferral Plan of each Arch Employee (after giving effect to the adjustment described in Section 6(e) of the Olin Employee Deferral Plan) shall be transferred to this Plan.

Except as provided in Section 6(c) with respect to dividends or in Section 3, no additional contributions or additions may be made to a Participant’s Olin Stock Account after the Distribution Date.

(e) Plan Remains Unfunded. Amounts credited to a Compensation Account shall remain a part of the general funds of the Company and nothing contained in this Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship. Nothing contained herein shall be deemed to give any Participant any ownership or other proprietary, security or other rights in any funds, stock or assets owned or possessed by the Company, whether or not earmarked for the Company’s own purposes as a reserve or fund to be utilized by the Company for the discharge of its obligations hereunder. To the extent that any person acquires a right to receive payments or distributions from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company. Nothing herein shall prohibit the establishment of a grantor or rabbi trust with respect to the Plan.

7.	MANNER OF ELECTION

(a) General. Any Employee selected by the Administrator to participate in the Plan may elect to do so in any Fiscal Year by delivering to Corporate Human Resources a written notice on a form prescribed by Corporate Human Resources electing to defer payment of all or a portion (in 1% increments or other increments, amounts or formulae so prescribed by Corporate Human Resources) of his or her Compensation (an “Election”) to existing or new Compensation Accounts; provided Section 16(b) Employees who elect to defer to an Arch Stock Account must have the prior approval of the Committee. Such Election shall specify whether the payout for any new Compensation Account to be established shall be in a lump sum or in annual installments (not to exceed 20). Separate elections may be made with respect to each Compensation Account. The Election must be filed on or before December 31 (or such earlier date as established by the Administrator) in order to be effective for amounts earned in the immediately succeeding Fiscal Year. An effective Election may not be revoked or modified (except as otherwise stated herein) with respect to a Fiscal Year for which such Election is effective.

(b) Changes in Election. A Participant will be allowed to change the Election as provided herein. Any change with respect to the terms of a Participant’s Election for (i) amount or form of any future deferral hereunder may be made at any time prior to such Compensation being earned and (ii) the timing (which change may not accelerate a distribution date) or amount of payments from any Compensation Account shall only be effective if made at least six months prior to the payout and in the calendar year prior to the calendar year payout is to occur; provided, if the Administrator so determines, for each Compensation Account established under the Plan shall be permitted only one change in the scheduled distribution date during the life of such account; provided further no timing change may be made to a Compensation Account which the Participant has scheduled to be distributed on or beginning at the Participant’s Termination. As the Administrator

determines, the Administrator may adopt additional restrictions on changes in election which may be more or less restrictive than those provided herein. The most recent prior elections and beneficiary designations applicable to the Olin Employee Deferral Plan shall govern this Plan unless changed subsequent to the Distribution or is inconsistent with this Plan.

8.	MANNER OF PAYMENT

(a) Form of Payment. In accordance with the Participant’s Election, amounts credited to a Participant’s Compensation Account will be paid in a lump sum or in the form of annual installments. Notwithstanding the foregoing, the Administrator may elect to pay out all of any portion of a Compensation Account of a Participant in a lump sum regardless of any election made by a Participant except in the case of a Compensation Account of the Administrator where such election for a lump sum shall only be made by the Chief Executive Officer of the Company or the Committee. Except as provided in Section 11, in the case of distributions from the Arch Stock Account (unless the Administrator, or in the case of a Section 16(b) Employee, the Committee, decides it shall be in the form of cash), distributions shall be in shares of Common Stock and in case of distributions from any other Compensation Account (including the Olin Stock Account), distributions shall be in the form of cash (unless the Committee decides it shall be in the form of shares of Common Stock), in each case to the Participant or, in the event of his or her death, to the Beneficiary.1 If a Participant elects to receive payment in installments, the payment period shall not exceed 20 years. Payment dates shall be January 1 or July 1 pursuant to Participant’s Election.

(b) Calculation for Payments in Cash. The amount of any cash distribution to be made in installments with respect to a Compensation Account (other than the Stock Account) will be determined by multiplying (i) the balance in such Compensation Account on the payment date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution). If a Stock Account is to be paid out in cash, the amount of any cash distribution to be made in installments with respect to Arch or Olin Stock Units will be determined by (i) multiplying the number of Arch Stock Units or Olin Stock Units attributable to such installment (determined as hereinafter provided) by (ii) the Fair Market Value of a share of Common Stock or Olin Common Stock, as applicable, on the fifth business day immediately prior to the date on which such installment is to be paid. The number of Arch Stock Units or Olin Stock Units, as applicable, attributable to an installment shall be determined by multiplying (i) the current number of Arch Stock Units or Olin Stock Units in the applicable Stock Account by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution).

[1]	Complier’s Note: Effective January 30, 2003 and unless changed by the Committee, the Committee has determined that all Arch Stock Accounts when distributed, shall be paid out in the form of cash.

(c) Calculation for Payments in Stock. The amount of any stock distribution to be made in installments with respect to the amount of a Compensation Account invested in the Arch Stock Account shall be determined by multiplying (i) the current number of Arch Stock Units by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution). If a Compensation Account (other than the Arch Stock Account) is to be paid out in shares of Common Stock, the amount of any stock distribution to be made in installments with respect to such Compensation Account shall be determined by dividing the amount of cash attributable to such installment (determined as provided above) by the Fair Market Value of the Common Stock on the fifth business day immediately prior to the date on which such installment is to be paid.

(d) Fractional Shares; Required Withholding. Only whole numbers of shares of Common Stock will be issued, with any fractional shares to be paid in cash. To the extent required by law, taxes shall be withheld from payouts of the Compensation Account, provided that if a fractional share results after withholding, such fractional share shall be withheld as additional tax.

9.	COMMENCEMENT OF PAYMENTS; WITHDRAWALS

Subject to Section 11, payments of amounts deferred pursuant to a valid Election shall commence (i) with respect to a lump sum, on January 1 or July 1 as indicated in a Participant’s Election and (ii) with respect to annual installments, on January 1 or July 1 of the first calendar year of deferred payment as selected by a Participant in his or her Election. If a Participant dies prior to the first deferred payment specified in an Election or prior to completion of all installments, payments shall commence to the Participant’s Beneficiary on the first or next payment date so specified, unless the Administrator elects otherwise to provide for a lump-sum distribution of the deceased Participant’s Compensation Accounts. In the event a Participant who is actively employed by the Company or its subsidiary suffers a Hardship, such Participant may apply to the Administrator for withdrawal of amounts held in all the Participant’s Compensation Accounts. The amount of the withdrawal shall not be less than $500.00 and shall be limited to the amount required to meet the need created by the Hardship. The Administrator shall in his or her discretion determine whether a Hardship exists and the amount that may be withdrawn to satisfy the Hardship. Withdrawals shall be made prorata from all Compensation Accounts other than the Arch Stock Account which may only be withdrawn from after all other accounts are depleted. Notwithstanding the foregoing, in the event Stock-based Compensation is deferred to the Arch Stock Account, such deferral shall remain in such Account for at least six months; provided this six-month requirement shall not apply to dividend equivalents accruing thereon and in the event of death, retirement or termination of employment.

10.	BENEFICIARY DESIGNATION

A Participant may designate one or more persons to whom payments are to be made if the Participant dies before receiving payment of any or all amounts due hereunder. A designation of Beneficiary will be effective only after the signed Election is filed with Corporate Human Resources while the Participant is alive and will cancel all designations of Beneficiary signed and filed earlier. If Corporate Human Resources so permits, Beneficiaries may be designated for each type of Compensation that is deferred or Compensation Account. If the Participant fails to designate a Beneficiary as provided above, the remaining unpaid amounts shall be paid in one lump sum to the estate of such Participant. If all Beneficiaries of the Participant die before the Participant or before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries. A Participant may, at any time prior to death, elect to change the designation of a Beneficiary.

11.	CHANGE IN CONTROL

Notwithstanding any provision of this Plan to the contrary, if a Change in Control occurs, each Participant who has a Termination within two years following such Change in Control shall receive an automatic lump-sum cash distribution of all amounts accrued in the Participant’s Compensation Account not later than 15 days after the date of such Participant’s Termination. For this purpose, the balance in the portion of a Participant’s Compensation Account invested in the Arch Stock Account shall be determined by multiplying the number of applicable Stock Units by the highest of (a) the highest Fair Market Value of Common Stock on any date within the period commencing 30 days prior to such Change in Control and ending on the date of the Change in Control, (b) the Fair Market Value of the Common Stock the date of Termination, and (c) if the Change in Control of the Company occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock or Olin Common Stock, as applicable, pursuant thereto. Any consideration other than cash forming a part or all of the consideration for Common Stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon determined by the Board or Committee.

In addition, if a Change in Control has occurred, the Company shall reimburse a Participant for the legal fees and expenses incurred thereafter if the Participant is required after the Change in Control to seek to obtain or enforce any right to distribution under this Section 11. In such case and in the event that it is determined that such Participant is properly entitled to a cash distribution hereunder, such Participant shall also be entitled to interest thereon payable in an amount equivalent to the prime rate of interest as announced from time to time by Citibank, N.A. from the date such distribution should have been made to and including the date it is made.

Notwithstanding any provision of this Plan to the contrary, this Section 11 as applied to any Participant may not be amended or modified to the detriment of a Participant after a Change in Control occurs without the written consent of such Participant.

12.	TRANSFERS AMONG ACCOUNTS

Participants may transfer account balances between and among the various Compensation Accounts and Investment Accounts within a Compensation Account from time to time and in such amounts in each case in accordance with procedures established from time to time by Corporate Human Resources; provided no amounts may be transferred into the Olin Stock Account and no amounts may be transferred either from a Compensation Account that is scheduled to be distributed on a Termination or from a Compensation Account that has a later scheduled distribution date to a Compensation Account with an earlier scheduled distribution date. Additionally, Section 16(b) Employees may not transfer amounts out of or into the Arch Stock Account without complying with Section 16(b) of the Exchange Act. The Administrator may establish from time to time blackout periods applicable to either all Participants or to all Section 16(b) Employees during which no transfers may occur among all or certain Compensation or Investment Accounts. Notwithstanding the foregoing, in the event Stock-based Compensation is deferred to the Arch Stock Account, such deferral shall remain in such Account and not be transferred for at least six months; provided this six-month requirement shall not apply to dividend equivalents accruing thereon and in the event of death, retirement or termination of employment.

13.	INALIENABILITY OF BENEFITS

The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution, garnishment or other such equitable or legal process. A Participant or Beneficiary cannot waive the provisions of this Section 13.

14.	GOVERNING LAW

The provisions of this plan shall be interpreted and construed in accordance with the laws of the State of Connecticut, except to the extent preempted by Federal law.

15.	AMENDMENTS

The Committee may terminate this Plan at any time without the prior approval of the Board. The Committee (and its delegate) may amend or alter this Plan at any time without the prior approval of the Board (and in the case of its delegate, the Committee); provided, however, that the Committee (and its delegate) may not, without approval by the Board increase the number of securities that may be issued under the Plan (except as provided in Section 3(b)). No amendment or modification may impair the rights of a Participant to receive amounts accrued in the Participant’s Compensation Account at the time of the effectiveness of the amendment or modification. Notwithstanding the foregoing, (1) the Board or the Committee (or any other Committee or subcommittee of the Board composed of two or more members, each of whom is a “non-employee director” within the meaning of Exchange Act Rule 16b-3) shall be required to approve any amendment that, if not approved by the Board or Committee or any such committee or subcommittee, would adversely affect the qualification of transactions under the Plan for the exemptions available under Rule 16b-3 promulgated under the Exchange Act with respect to persons subject to Section 16 of the Exchange Act and (2) the Committee (or any other committee or subcommittee of the Board composed of two or more members, each of whom is an “outside director” within the meaning of Code Section 162(m)), shall be required to approve any amendment that, if not approved by such committee or subcommittee, would adversely affect the deductibility under Section 162(m) of the Code with respect to compensation payable under the Plan.

16.	SECTION 16b COMPLIANCE

It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the Exchange Act. Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.

17.	EFFECTIVE DATE

The Plan shall become effective as of the Distribution Date.

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